UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

(Exact name of registrant as specified in charter)

Ohio	0-850	34-6542451

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

127 Public Square, Cleveland, Ohio	44114-1306

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 689-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

     As previously reported, McDonald Investments Inc. (“McDonald”), a registered broker-dealer subsidiary of KeyCorp, received subpoenas and inquiries from various regulatory authorities, seeking documents and information as part of their investigations into trading activity involving the mutual fund, brokerage and annuity businesses. McDonald has responded to the various regulatory authorities. On February 22, 2005, McDonald submitted a Letter of Acceptance, Waiver and Consent (the “AWC”) to the National Association of Securities Dealers (“NASD”) under the terms of which it has agreed to accept a censure and pay a fine of $275,000 in connection with the resolution of the NASD’s investigation. In the AWC, McDonald consented, without admitting or denying the NASD’s allegations, to the entry of findings that it had failed to establish, maintain and enforce a supervisory system and written procedures reasonably designed to prevent and detect improper market timing and late trading of mutual funds during specified periods. On March 10, 2005, the NASD’s Office of Disciplinary Affairs accepted the AWC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

(Registrant)

Date: March 11, 2005	/s/ Lee Irving

By: Lee Irving Executive Vice President and Chief Accounting Officer

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